Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL THIRD QUARTER RESULTS

Milwaukee, Wisconsin – April 27, 2010 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal third quarter ended March 28, 2010.

Net sales for the Company’s third quarter ended March 28, 2010 were $52.9 million, compared to net sales of $29.3 million for the third quarter ended March 29, 2009.  Net income for the period was $781,000, compared to a net loss of $2.8 million in the prior year quarter.  Diluted earnings per share for the period were $.24 compared to diluted loss per share of $.87 in the prior year quarter. The higher net sales and net income for the current quarter can be primarily attributed to increased customer production volumes from an improved and more stable U.S. economy.  The significant decline last year was the direct result of the severe economic recession impacting both North America and other major markets in the rest of the world.  The prior year quarter also included a $500,000 pre-tax provision for potential uncollectible trade accounts receivable relating to Chrysler LLC’s filing for Chapter 11 bankruptcy protection for their U.S. legal entities on April 30, 2009.

For the nine months ended March 28, 2010, net sales were $146.6 million compared to net sales of $97.9 million in the prior year period.  Net income was $2.6 million compared to net a loss of $4.0 million in the prior year period and diluted earnings per share were $.78 compared to diluted loss per share of $1.22.

Sales to STRATTEC’s largest customers overall increased in the current quarter compared to the prior year quarter levels primarily due to higher vehicle production volumes.  Sales to Chrysler Group LLC were $17.0 million in the current quarter compared to $11.1 million in the prior year quarter.  Sales to General Motors Company were $13.5 million compared to $6.6 million.  Included in the current quarter sales to General Motors were $1.7 million of sales to Nexteer Automotive, formerly a unit of Delphi Corporation, which is now owned by General Motors.  Sales to Ford Motor Company were $4.5 million compared to $3.6 million.  In the current quarter, sales to Hyundai/Kia of $2.8 million were generated by the STRATTEC POWER ACCESS business.

Gross profit margins were 16.8 percent in the current quarter compared to 7.0 percent in the prior year quarter.   The higher gross profit margin in the current year quarter was primarily the result of higher customer vehicle production volumes compared to the prior year quarter which increased overhead absorption of our manufacturing costs.  Also impacting the current quarter to a lesser extent were lower purchased raw material costs for zinc offset by an unfavorable Mexico Peso to U.S. dollar exchange rate affecting the Company’s operations in Mexico.

Operating expenses were $7.6 million in the current quarter, compared to $7.2 million in the prior year quarter.

During the current quarter the Company contributed $1.0 million to its Defined Benefit Pension Trust.

At the end of fiscal year 2009, we changed our method of accounting for inventories from last-in, first-out (LIFO) to first-in, first-out (FIFO).  The prior year reported information has been retrospectively adjusted on a FIFO basis.

STRATTEC designs, develops, manufactures and markets automotive Security Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings; and Access Control Products including latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through the VAST Alliance in which STRATTEC participates with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	March 28, 2010	March 29, 2009 (Note A)	March 28, 2010	March 29, 2009 (Note A)
Net Sales	$52,883	$29,348	$146,604	$97,878
Cost of Goods Sold	44,022	27,285	123,292	87,480
Gross Profit	8,861	2,063	23,312	10,398

Engineering, Selling & Administrative Expenses	7,620	7,175	21,274	19,796
Impairment Charge	-	-	223	-
Environmental	-	-	(1,125)	-
Provision (Recovery) for Doubtful Accounts	-	500	(421)	500

Income (Loss) from Operations	1,241	(5,612)	3,361	(9,898)

Interest Income	16	91	58	693
Other Income, Net	120	104	795	884
	1,377	(5,417)	4,214	(8,321)

Provision (Benefit) for Income Taxes	328	(2,095)	1,390	(3,716)

Net Income (Loss)	$1,049	$(3,322)	$2,824	$(4,605)

Net Income (Loss) Attributable to Non-Controlling Interest	268	(500)	256	(601)

Net Income (Loss) Attributable to STRATTEC SECURITY CORPORATION	$781	$(2,822)	$2,568	$(4,004)

Earnings (Loss) Per Share:
Basic	$0.24	$(0.87)	$0.79	$(1.22)
Diluted	$0.24	$(0.87)	$0.78	$(1.22)

Average Basic Shares Outstanding	3,273	3,261	3,270	3,285

Average Diluted Shares Outstanding	3,284	3,262	3,275	3,290

Other
Capital Expenditures	$1,841	$2,418	$4,945	$10,929
Depreciation & Amortization	$1,757	$1,673	$5,335	$4,528

NOTE A:  Prior year balances have been restated to reflect the change from LIFO to FIFO accounting for inventories.

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	March 28, 2010	June 28, 2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$15,198	$22,764
Restricted Cash (A)	2,100	-
Receivables, net	33,122	17,235
Inventories	16,836	16,589
Other current assets	18,960	15,970
Total Current Assets	86,216	72,558
Deferred Income Taxes	9,976	13,143
Investment in Joint Venture	4,811	4,483
Other Long Term Assets	2,262	1,069
Property, Plant and Equipment, Net	37,013	36,936
	$140,278	$128,189

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$20,972	$11,369
Other	20,708	19,479
Total Current Liabilities	41,680	30,848
Borrowings Under Line of Credit Facility	-	-
Accrued Pension and Post Retirement Obligations	22,270	24,784
Shareholders’ Equity	241,100	238,601
Accumulated Other Comprehensive Loss	(30,118)	(31,094)
Less: Treasury Stock	(136,055)	(136,089)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	74,927	71,418
Non-Controlling Interest	1,401	1,139
Total Shareholders’ Equity	76,328	72,557
	$140,278	$128,189

NOTE A:	Represents a commercial guarantee by STRATTEC SECURITY CORPORATION relating to a promissory note issued by Vehicle Access Systems Technology, LLC (VAST, LLC).

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	March 28, 2010	March 29, 2009 (Note A)	March 28, 2010	March 29, 2009 (Note A)
Cash Flows from Operating Activities:
Net Income (Loss)	$781	$(2,822)	$2,568	$(4,004)
Adjustment to Reconcile Net Income (Loss) to Cash Used in Operating Activities:
Non-Controlling Interest	268	(500)	256	(601)
Depreciation	1,732	1,649	5,261	4,495
Intangible Amortization	25	24	74	33
Stock Based Compensation Expense	136	92	340	309
Provision (Recovery) for Doubtful Accounts	-	500	(421)	500
Deferred Tax Provision	-	-	3,258	-
Curtailment Loss	-	-	505	-
Impairment Charge	-	-	223	-
Environmental	-	-	(1,125)	-
Change in Operating Assets/Liabilities	(7,622)	(5,268)	(9,162)	(8,219)
Other, net	21	(159)	(279)	(1,429)

Net Cash Provided (Used) by Operating Activities	(4,659)	(6,484)	1,498	(8,916)

Cash Flows from Investing Activities:
Investment in Joint Ventures	-	-	(100)	(388)
Restricted Cash	-	-	(2,100)	-
Loan to Joint Venture, net	-	-	(1,500)	-
Purchase of Delphi Power Products	-	(1,118)	-	(4,931)
Additions to Property, Plant and Equipment	(1,841)	(2,418)	(4,945)	(10,929)
Proceeds from Sales of Property, Plant and Equipment	-	-	10	-

Net Cash Used in Investing Activities	(1,841)	(3,536)	(8,635)	(16,248)

Cash Flow from Financing Activities:
Purchase of Common Stock	-	-	-	(6,214)
Dividends Paid	-	(488)	-	(1,511)
Contribution from Non-Controlling Interest	-	224	-	986
Net Borrowing (Repayment) of Loan from Non-Controlling Interest	(225)	1,000	(225)	2,175
Exercise of Stock Options and Employee Stock Purchases	10	10	33	30

Net Cash Provided (Used) by Financing Activities	(215)	746	(192)	(4,534)

Effect of Foreign Currency Fluctuations on Cash	(103)	(6)	(237)	795

Net Decrease in Cash & Cash Equivalents	(6,818)	(9,280)	(7,566)	(28,903)

Cash and Cash Equivalents:
Beginning of Period	22,016	31,878	22,764	51,501
End of Period	$15,198	$22,598	$15,198	$22,598

NOTE A:  Prior year balances have been restated to reflect the change from LIFO to FIFO accounting for inventories.